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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                     BETWEEN

                                 COMBICHEM, INC.

                                       AND

                           NOVARTIS CROP PROTECTION AG


                                 MAY 26th, 1998




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                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT
                           (Novartis Crop Protection)

                  THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the "Agreement") is entered into and made effective as of May 26th, 1998 (the "Effective Date"), by and between COMBICHEM, INC., a California corporation having its principal offices at 9050 Camino Santa Fe, San Diego, California 92121 ("CombiChem") and NOVARTIS CROP PROTECTION AG, a corporation organized under the laws of the Country of Switzerland having its principal offices located in Basel, at CH-4002 Basel, Switzerland ("Novartis").

                  WHEREAS, CombiChem has developed and owns certain intellectual property rights, including chemical library design software, multi-parallel synthesis and purification methods, chemical libraries suitable for screening assays (collectively, "CombiChem Technology");

                  WHEREAS, as of the Effective Date, Novartis and its Affiliates have developed and own certain intellectual property rights, including certain assays, methods and know how regarding the Initial Hits, among other things (collectively "Novartis Technology");

                  WHEREAS, Novartis desires to utilize CombiChem Technology in its search for compounds for the crop protection and animal health markets under Novartis know-how;

                  WHEREAS, the parties wish to collaborate in a Research Program to optimize the biological activity of Collaboration Hit(s) ("Collaboration");

         NOW, THEREFORE, the Parties agree as follows:

         1.       DEFINITIONS

                  1.1 "Abandoned Compound" shall have the meaning given in
Section 4.1.

                  1.2 "Abandoned Hits" shall have the meaning given in Section 4.1.

                  1.3 "Active Compound(s)" means a compound (or compounds) which

                          (a)(i) is selected by Novartis under the Research Program from Collaboration Compounds subject to Section 4.2, or

                            (ii) is a Derivatized Compound which is so selected by Novartis; and


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                         (b)      shows In Vivo Activity.

                  1.4 "Affiliate" of a Party means any corporation or other business entity controlled by, controlling or under common control with, such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities or income interest in such corporation or other business, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling such Party at the maximum control or ownership right permitted in the country where such company exists.

                  1.5 "Collaboration" has the meaning set forth in the preamble.

                  1.6 "Collaboration Compound(s)" means a compound (or compounds) which (a) is synthesized following the Effective Date for screening in an assay/assays related to a Collaboration Hit(s) under the Research Program, or (b) is a pre-existing or hereafter acquired CombiChem Compound which CombiChem desires to designate as a Collaboration Compound.

                  1.7 "Collaboration Library" means a library synthesized under the direction of the RMC which (a) contains Collaboration Compounds and (b) is designed to provide information regarding activity in an assay/assays related to a Collaboration Hit(s).

                  1.8 "Collaboration Hit(s)" means the Initial Hit(s) or a Substitute Hit(s) according to the decision of the RMC.

                  1.9 "CombiChem Compound" means a chemical compound that is proprietary to CombiChem, or whose use or manufacture is proprietary to CombiChem.

                  1.10 "CombiChem Technology" has the meaning set forth in the preamble.

                  1.11 "Combination Product(s)" means any product containing a Development Compound as one of the active ingredients (in combination with one or more other compounds as active ingredients) and which is granted regulatory approval by the governing regulatory authority of the applicable country for marketing and sale.

                  1.12 "Confidential Information" includes, but is not limited to,

                        (a) all information and materials received by either Party from the other Party pursuant to this Agreement which is confidential under Article 11;


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                        (b)     all information and materials by either Party
                                arising out of the Collaboration during the Research Period; and

                        (c)     the financial terms of this Agreement.

                  1.13 "Development Compound(s)" means a compound (or compounds) which

                        (a) (i) is an Active Compound or (ii) is a Derivatized Compound; and

                        (b) is *** of the Novartis Crop Protection Stage Plan or its equivalent for Novartis' animal health program.

                  1.14 "Derivatized Compound" shall mean a compound (or compounds) which has resulted from subsequent chemical synthesis by Novartis to generate an Active Compound or Development Compound in support of the Research Program.

                  1.15 "Due Diligence" means the use of by a Party or its Affiliates' resources in a manner which is consistent with the exercise of reasonable and prudent scientific and business judgment as applied to other programs of Novartis or CombiChem, as the case may be, targeting products aimed at markets of similar sizes and of similar scientific and commercial potential. With respect to any Development Compound, "Due Diligence" shall also require Novartis or its Affiliates to use commercially reasonable efforts to conduct all necessary studies and to file an application for product registration for such Development Compound within *** from the date upon which Novartis has designated such Development Compound from any Active Compound or its Derivatives.

                  1.16 "Exclusivity Period" means the Research Period plus *** .

                  1.17 "Field" shall mean the area of crop protection and animal health.

                  1.18 "First Commercial Sale" of a Product shall mean the first sale for use of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory or environmental safety authorities of such country. Sale to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is the end user of the Product.

                  1.19 "FTE" shall mean a full-time equivalent employee of CombiChem. For purposes of this Agreement, the FTEs shall include synthetic and analytical chemists, compound control scientists and computational scientists.


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                  1.20 "Hit(s)" shall mean a single compound or a group of
compounds which are structurally related and/or share the same biochemical mode of action that show(s) biological activity in at least *** high throughput screening.

                  1.21 "Inactive Compound(s)" means a Collaboration Compound(s) which (a) does not have the In Vivo Activity required for an Active Compound, or
(b) is defined in Section 4.2(b).

                  1.22 "Novartis Compound" means a chemical compound that is proprietary to Novartis or whose use or manufacture is proprietary to Novartis or its Affiliates.

                  1.23 "Novartis Technology" shall have the meaning set forth in the preamble of this Agreement.

                  1.24 "In Vivo Activity" shall mean the observation of relevant biological activity in at least *** high throughput screening.

                  1.25 "Initial Hit(s)" shall have the meaning set forth in
Section 3.1 hereof.

                  1.26 "Net Sales" means the gross sales invoiced by Novartis or its Affiliates for Products to Third Parties less actual deductions or returns (including withdrawals and recalls), rebates (including price reductions and chargebacks), cash, trade or volume (quantity) discounts, discounts granted at the time of invoicing, the cost of transport, insurance, delivery, sales taxes and use, tariff, excise or other taxes (other than income taxes) directly linked to and included in the gross sales amount as computed on a product-by-product basis for the countries concerned, whereby the amount of such sales in foreign currencies is converted into Swiss Francs.

                  1.27 "Patent" means (a) valid and enforceable Letters Patent within the Territory including any extension (including Supplemental Protection Certificates), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, or (b) pending applications for any of the foregoing, whether filed or issued before or after the Effective Date of this Agreement.

                  1.28 "Party" means CombiChem or Novartis, as the case may be, including their permitted successors and assigns.

                  1.29 "Product(s)" means any product containing a Development Compound with such compound as the active ingredient and which is granted regulatory approval by the governing regulatory authority of the applicable country for marketing and sale.


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                  1.30 "Project Team" shall have the meaning set forth in
Section 2.1(c).

                  1.31 "Research Management Committee" or "RMC" has the meaning set forth in Article 6 below.

                  1.32 "Research Period" means the initial term of the Collaboration commencing on September 1, 1998 and ending on August 31, 2000, unless earlier terminated, which can be extended in accordance with Section 7.1 below.

                  1.33 "Research Plan" means the research plan to be agreed in writing between the Parties, which describes the research activities to be performed for each Collaboration Hit and as attached hereto as Appendix B.

                  1.34 "Research Program" means the research to be conducted for the Collaboration including, without limitation, the activities described in the Research Plan and set forth in Sections 2.1 and 2.2 of this Agreement.

                  1.35 "Returned Compound" shall have the meaning set forth in
Section 9.2.

                  1.36 "Royalty Term" means, in the case of any Product or Combination Product, on a country-by-country basis, the period of time commencing on the First Commercial Sale and ending upon either of (a) *** from the date of First Commercial Sale in any country without patent protection; or
(b) the later of *** from the date of First Commercial Sale or the expiration of the last to expire Patent containing one or more composition of matter, and/or method of use claims filed during the Exclusivity Period covering the Development Compound(s) in the Field.

                  1.37 "Territory" means the entire world.

                  1.38 "Third Party" means an entity other than CombiChem or Novartis, and their respective Affiliates.

         2.       RESEARCH COLLABORATION

                  2.1 CombiChem Responsibilities. CombiChem shall with Due Diligence provide the following resources to Novartis and conduct the following activities under the Research Program and as more fully described in the Research Plan:


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                  (a)      Between the Effective Date of this Agreement and the
                           start of the Research Period, CombiChem shall review Hits proposed by Novartis and help select Initial Hits for the Research Program.

                  (b) During the Research Period, CombiChem shall (i) review data and information regarding the Collaboration Hits provided by Novartis; (ii) based on such data and information and using the CombiChem Technology, design Collaboration Libraries; and (iii) supply lead chemistries and synthesize Collaboration Compounds as provided in Section 5.4 below.

                  (c) During the Research Period, CombiChem shall keep Novartis informed of its activities performed in connection with the Collaboration, including, without limitation, providing Novartis with data and information (and, upon Novartis's request, reasonable quantities of samples pursuant to Section 5.4) regarding the status of all Collaboration Compounds prior to the meetings of the Research Management Committee.

                  (d) Subject to Section 2.3, Article 3 and Section 8.2, and at all times during the Research Period, CombiChem shall dedicate, in separate laboratory facilities as to its chemistry efforts, one project team ("Project Team"), to conduct all of CombiChem's activities in connection with the Collaboration at a per annum rate of U.S. *** per FTE to be paid by Novartis. The initial Project Team shall consist of a minimum of *** CombiChem FTEs, unless the RMC determines otherwise.

                  2.2 Novartis Responsibilities. Novartis shall with Due Diligence provide the following resources to CombiChem and conduct the following activities under the Research Program as more fully described in the Research
Plan:

                  (a) Novartis shall provide CombiChem with funding for the Collaboration as set forth in Article 8, provide structural and biological data on Hit(s) and screening results for Collaboration Compounds to CombiChem with respect to the Collaboration necessary for CombiChem to perform its duties under this Agreement, and will assume scientific, financial and administrative responsibility for screening and biological support activities, compound development and regulatory filings in the Field under the terms set forth below.


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                  (b)      During the Research Period, Novartis shall provide
                           CombiChem as quickly as possible, usually within *** days, test results for Collaboration Compounds from the assays related to the respective Collaboration Hit(s).

                  (c) During the Exclusivity Period, Novartis shall screen all Collaboration Compounds for In Vivo Activity in the Field, shall quarterly report these screening results to CombiChem and shall further evaluate Active Compounds and endeavor to determine Development Compounds in the Field.

                  (d) At any time during the Collaboration, Novartis may apply chemistry effort to any Collaboration Compound, including synthesis.

                  (e) Following the *** of the Novartis Crop Protection Stage Plan through First Commercial Sale, Novartis shall provide CombiChem with an annual report summarizing Novartis's activities in developing Development Compounds.

                  (f) During the Research Period and in connection with CombiChem providing the services in Section 2.1(c) above, Novartis shall send one (1) research chemist to conduct Novartis' activities at CombiChem's facilities under the Research Program. Novartis shall have sole responsibility for the expenses associated with its visiting chemist, including, without limitation, salary, travel, living and other associated expenses. CombiChem shall not charge any infrastructure costs for such chemist.

                  2.3 Conduct of Research Program. The Parties hereby agree that the Research Programs shall be carried out in accordance with the Research Plan, as amended from time to time. The Research Management Committee shall review the Research Plan on an ongoing basis and may make changes to the Research Plan so long as such changes are mutually agreed to by CombiChem and Novartis.

                  2.4 Third Party Licenses. Each Party shall be solely responsible for any Third Party license and license fees required to perform its obligations under this Agreement.

         3.       HITS

                  3.1 Initial Hits. Initial Hits shall consist of *** for each of the herbicide, fungicide and insecticide field (for a total of *** Initial
Hits).


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         4.       EXCLUSIVITY

                  4.1 Collaboration Hit Exclusivity. Prior to designating a Collaboration Hit(s) for an active Research Program under Article 3, and thereafter so long as Novartis or its Affiliates are proceeding with Due Diligence for that Hit(s), CombiChem shall not knowingly work on or knowingly provide information regarding a Collaboration Hit(s) with or to any Third Parties, except (a) as provided for in Section 12.2 with regard to any Public Statements, and (b) with respect to any Third Parties who are collaborators or proposed collaborators of CombiChem, CombiChem shall have the right, consistent with its corporate policy (but without identifying any Collaboration Hit(s)), to notify any such Third Party of its decision and/or inability to work on such Hit(s) with that Third Party. In the event that Novartis or its Affiliates have not transferred or assigned control of its program for that Hit(s) to a Third Party under due diligence obligations no less stringent than those set forth herein and have failed to exercise Due Diligence with respect to, or notifies CombiChem in writing that it has abandoned work on, any Collaboration Hit(s) (an "Abandoned Hit") and any Collaboration Compound associated with such Abandoned Hit (together with all Derivatives of such Collaboration Compound, an "Abandoned Compound"), then such Abandoned Hit and/or Abandoned Compound shall be available to CombiChem (excluding any Novartis Compounds and Novartis Technology) and to Novartis for any purpose thereafter.

                  4.2 Active Compounds. (a) Following the designation of any Collaboration Compound as an Active Compound, such Active Compound shall be exclusively available to Novartis for research and development in the Field, and CombiChem shall not knowingly work on or knowingly provide information regarding such Active Compound to any Third Party, except to reject and take any steps necessary to protect Novartis's exclusivity hereunder. (b) Following the expiration of the Exclusivity Period, Active Compounds upon which a Patent has not been filed within ninety (90) days following the Exclusivity Period shall be deemed to be "Inactive Compounds" for all purposes hereunder; provided, that any Active Compound which is the subject of claim(s) under at least one pending Patent in the Territory shall continue to be treated as Active Compounds until a Patent is issued with respect to one or more of such claims; or until all of such Patent claims have been denied, at which time the compounds which are the subject of those claims shall be Inactive Compounds hereunder.

                  4.3 Inactive and Returned Compounds. Any Inactive Compounds, Abandoned Compounds and Returned Compounds shall be available to CombiChem (except for any pre-existing Novartis Compound) and Novartis for any purpose following the designation of a Collaboration Compound as an Inactive Compound or Returned Compound.


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                  4.4 Duration of Exclusivity for Collaboration Hits.
Notwithstanding any other provision of this Agreement, it is understood and agreed that once a Research Program has been initiated, CombiChem's obligations under Section 4.1 shall continue until Novartis has (a) released CombiChem from the effect of this Section 4.4 by written notice from Novartis, or (b) failed to exercise Due Diligence with respect to Active Compounds resulting from the optimization of Collaboration Hit(s).

         5.       COLLABORATION COMPOUNDS

                  5.1 Pre-Existing Compounds. Neither Party shall have any rights to any pre-existing compound of the other Party unless and until such compound is designated as a Collaboration Compound by such Party. Additionally, CombiChem may decline (after informing Novartis) to synthesize a particular compound or library of compounds by reason of existing patents or contractual obligations.

                  5.2 Intellectual Property Rights; License to Novartis. Subject to Section 9.2, and except as set forth in this Section 5.2, Novartis shall own and have exclusive rights in all Patents and intellectual property (whether or not patentable) relating to Active Compounds and the subject matter contained therein and resulting from the Research Program during the Exclusivity Period and thereafter. Notwithstanding the foregoing, Novartis acknowledges and agrees that CombiChem reserves the right to assign or grant exclusive rights to any compound to a Third Party who completes an act of invention with regard to such compound to the extent CombiChem is obligated to do so under CombiChem's existing contractual obligations and further provided that CombiChem has timely (but in any event within thirty (30) days after notification from Novartis that such compound shows In Vivo Activity) notified Novartis in writing of such assignment or grant and its designation as an unavailable compound. Novartis shall be responsible for filing, maintaining and prosecuting all Patents relating to Active Compounds at its sole expense. CombiChem shall assign to Novartis or its designee all intellectual property rights it may have in the Active Compounds and the subject matter claimed therein which are necessary for the development and commercialization by Novartis or its designee. CombiChem shall use reasonable efforts to supply Novartis with the information necessary for the filing, prosecution, defense and enforcement of Patents. If Novartis fails to so file, maintain or prosecute such Patent, CombiChem shall have the right to request Novartis to do so. If Novartis elects not to file, maintain, or prosecute such Patent, on a country-by-country basis, CombiChem shall have the right to take over such filing, maintenance or prosecution of Patent for which it has previously assigned rights to Novartis, at its sole expense. Novartis shall have the right to control any actions taken to enforce Patents which it has elected to file, maintain and prosecute including such patents owned by CombiChem (that is, patents that CombiChem has taken over from Novartis on a country-by-country basis) under this clause 5.2. Litigation


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costs for such patents shall be borne by Novartis. CombiChem shall use reasonable efforts to support such actions as necessary. Novartis shall reimburse CombiChem's out-of-pocket expenses for its support in such litigation. After final judgement of such proceedings, Novartis shall have the right to first recover its out-of-pocket costs. Any additional awards shall be with Novartis for Patents owned by Novartis and with CombiChem for Patents owned by CombiChem. In cases where Novartis prosecutes Patents and such Patents lapse without first being offered to CombiChem according to this clause, or where Novartis prosecutes Patents assigned to CombiChem lapse due to Novartis' fault, Novartis shall only be liable for the maximum sum of past patent costs billed to CombiChem. In such case, Novartis' royalty obligations under clause 8.4 shall continue until the maximum expiration date of the Patent in question.

                  5.3 Structural Information. Neither Party shall disclose the structure of any Active Compound to any Third Party without the other Party's written permission, unless required to do so by law, in which case such Party shall promptly notify the other Party of such required disclosure. If a subpoena or other legal process concerning the same is served upon either Party, the other Party shall cooperate with the Party served in any effort to contest the validity of such subpoena or other legal process.

                  5.4 Supply of Collaboration Compounds. Aliquots of *** of any Collaboration Compound that has been synthesized will be prepared and given to Novartis together with the structural formula. CombiChem shall maintain aliquots of any Collaboration Compound that has been synthesized by CombiChem. CombiChem shall also provide Novartis with additional requirements of samples of up to *** at CombiChem's expense, It will be Novartis' responsibility to synthesize quantities greater than *** . Under such circumstances, CombiChem will provide Novartis with synthesis procedures for such compounds. In the event that frequency of additional requirements up to *** becomes burdensome to the Research Program, the RMC shall meet and confer as to the appropriate research allocation by Novartis and CombiChem.

         6.       RESEARCH MANAGEMENT COMMITTEE

                  The design, review and conduct of the Research Program will be coordinated by the Research Management Committee, which will meet regularly on a mutually-agreeable schedule. Each Party shall bear its own expenses related to such meetings. The Research Management Committee may establish and amend or revise the Research Plan as reasonable and necessary to reflect the scientific progress and work performed under the Research Program, such amendments to be mutually agreed to in writing by Novartis and CombiChem. The Research Management Committee will consist of an equal number of members from Novartis


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and CombiChem and will include appropriate representatives from Novartis and
CombiChem as mutually agreed. The co-chairs of the Research Management Committee will initially be the Vice President, Chemistry of CombiChem and the Head of Discovery Technologies and Natural Products of Novartis and subsequently may change as each Party determines for its co-chair. Decisions of the Research Management Committee shall be by consensus. If a decision is not reached by the RMC with respect to management of the Research Program, the dispute will be referred to the co-chairs of the RMC. If the co-chairs of the RMC are unable to resolve the dispute, the dispute will be referred to the Chief Executive Officer of CombiChem and the Head of R&D Crop Protection of Novartis for resolution. If those officers are unable to resolve the dispute, after good faith discussions, the dispute shall be resolved as determined per Section 15.2.

         7.       RESEARCH PERIOD; TERMINATION OF RESEARCH PROGRAM

                  7.1 Research Period: Option to Extend the Research Period. The initial term of the Collaboration shall be the Research Period, subject to extension upon mutual agreement. To extend the Research Period, Novartis must notify CombiChem no later than ninety (90) days prior to the then-current expiration date and the Parties shall negotiate in good faith the terms and conditions of any such extension.

                  7.2 Termination of Research Program Upon Breach. The Research Program and/or this Agreement may be terminated by a Party for the material breach by the other Party as provided by Section 10.2.

         8.       CONSIDERATION

                  8.1 Project Initiation Fee. As of the Effective Date, Novartis agrees to pay CombiChem a non-refundable, noncontingent project initiation fee of U.S. *** in cash to initiate the Research Program for the Initial Targets, which shall be payable within thirty (30) calendar days following the Effective Date.

                  8.2      Program Funding.

                           (a)  Research Support for Project Team.  At all times
during the Research Period, Novartis shall make payments to CombiChem for direct research support for its Project Team, which shall consist of a minimum of *** FTEs of CombiChem, unless the RMC determines otherwise. The total amount payable per FTE shall be U.S. *** per CombiChem FTE per annum. All payments for research support shall be paid by Novartis to CombiChem, quarterly in advance, and adjusted as necessary in subsequent quarters, of such amounts as are equal to the product of (i) the number of CombiChem FTEs (a minimum of *** FTEs at all


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times unless the RMC determines otherwise) allocated to the Research Program by the RMC for the calendar quarter to which each such payment applies, multiplied by (ii) U.S. *** (i.e., the quarterly amount per Combichem FTE on the basis of U.S. *** per annum).

                           (b)  Expansion of Project Team.  Novartis may request
that CombiChem expand its Project Team during the Research Period in order to accelerate work on Collaboration Targets. In such event, the RMC shall promptly confer as to the appropriate number of FTEs to be added to the Project Team, at a cost to Novartis of U.S. *** per CombiChem FTE.

                  8.3 Milestone Payments. Within thirty (30) days of the occurrence of a development milestone triggered by the activities of Novartis or its Affiliates as shown on Appendix A, Novartis shall pay CombiChem the related milestone payment in U.S. dollars as set forth on Appendix A. Such payments shall apply to any milestone reached by a Development Compound resulting from this Collaboration.

                  8.4 Royalties. Subject to Sections 8.5, 8.6 and 8.7 hereof and during the Royalty Term:

                           (a)  Novartis will pay CombiChem a running royalty
of (i) *** of Net Sales of Products containing Collaboration Compounds as its sole active ingredient sold in any country of the world by Novartis or its Affiliates and (ii) *** on any Net Sales of Products containing Derivatized Compounds as its sole active ingredient sold in any country of the world by Novartis or its Affiliates.

                           (b) Royalties shall be paid to CombiChem in U.S.
Dollars. Each royalty payment by Novartis shall be accompanied by a report stating total Net Sales (stated on a per Development Compound basis) in Swiss Francs.

                           (c) For each Combination Product(s), CombiChem and
Novartis shall agree in writing on the payment to CombiChem of a running royalty on Net Sales of each such Combination Product based upon a formula which (i) provides for a proportionate fraction of a *** royalty for each Combination Product containing Collaboration Compound(s) as an active ingredient in combination with other compounds as active ingredient(s) which do not result from the Research Program, and (ii) provides for a proportionate fraction of a *** royalty for each Combination Product containing Derivatized Compound(s) as an active ingredient in combination with other compounds as active ingredient(s) which do not result from the Research Program. Such formulas shall take into account the relative commercial value and functional contribution of the respective Collaboration Compounds and/or Derivatized Compounds vis a vis other compounds which are active ingredients in each such Combination Product.


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                  8.5 Manner and Place of Payment. The Royalty payments and
reports described in Section 8.4 hereof shall be calculated in Swiss Francs and reported to CombiChem twice each year. The royalty payments shall be converted in U.S. Dollars on the last day for the respective period of reporting based on the applicable exchange rate of the stock exchange in Zurich, Switzerland. All royalty payments due under this Agreement shall be made by wire transfer to the bank account to be designated by CombiChem within sixty (60) days following the end of each such biannual calendar period.

                  8.6 Records and Audit. During the term of this Agreement and for a period of three (3) years thereafter, Novartis shall keep complete and accurate records pertaining to the sale or other disposition of Products and Combination Products in sufficient detail to permit CombiChem to confirm the accuracy of all payments due hereunder. CombiChem shall have the right to cause an independent certified public accounting firm reasonably acceptable to Novartis to audit such records to confirm Net Sales of Products and Combination Products for the preceding year. Any information obtained during such audit shall be treated as Confidential Information. Such audits may be exercised after reasonable notice during normal business hours of Novartis no more than once each year. CombiChem shall bear the full cost of such audit unless such audit discloses a deficiency of more than *** from the amount of the Net Sales reported by Novartis for such audited period. In such case, Novartis shall bear the reasonable cost of such audit.

                  8.7 Taxes. All income and other taxes levied on account of the royalties and other payments accruing to CombiChem under this Agreement shall be paid by CombiChem, including taxes levied thereon as income to CombiChem. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by Novartis to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to CombiChem. Each Party agrees to assist the other Party reasonably in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

         9.       LICENSE GRANTS; OUTLICENSE

                  9.1 CombiChem License Grant to Novartis. Subject to the terms and conditions of this Agreement, CombiChem hereby grants to Novartis an exclusive, royalty-free, worldwide license, with the right to sublicense to use such CombiChem Technology as is necessary to make, have made, use, have used, sell, have sold, import and export Collaboration Compounds or Products in the Territory. Such license shall remain exclusive (including as to CombiChem) in relation to the Active Compound, Development Compound and/or Product so


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                                      -14-
long as Novartis or its licensee continues to develop and commercialize such Active Compound, Development Compound and/or Product against a Collaboration Target with Due Diligence.

                  9.2 Novartis License Grant to CombiChem. Subject to Article 4 and following the failure of Novartis or its licensee to develop and commercialize with Due Diligence an Active Compound, a Development Compound or Product, as the case may be (collectively "Returned Compounds"), Novartis shall grant to CombiChem a non-exclusive, royalty-free license, with the right to sublicense, under those Novartis Patents and know-how which are resulting from the Research Program and related exclusively to the Returned Compound, to make, have made, use, have used, sell, have sold, import and export such Returned Compound in the Territory.

                  9.3 Novartis Outlicense. Novartis shall have the right to transfer, assign or outlicense to a Third Party the Products or Patents covering the Products, subject to CombiChem's right to receive all royalties and milestones as provided in Sections 8.4 and 8.5. All Payments shall be made to CombiChem by wire transfer to such bank account designated by CombiChem within five (5) business days after receipt by Novartis or its Affiliates of such Payments from the Third Party. As an express condition of any such transfer, assignment or outlicense, any such Third Party shall be required to agree in writing (a) to be bound by due diligence, royalty reporting and recordkeeping and inspection provisions no less stringent than those contained in this Agreement and (b) to allow CombiChem to institute or join legal actions against any Third Party who fails to satisfy any obligations provided pursuant to this
Section 9.3. Novartis shall remain responsible to CombiChem for all milestone and royalty payments due CombiChem pursuant to this Agreement and actually received by Novartis from a Third Party. In addition, CombiChem shall have the right to receive all audit reports relating to sales of Products of a Third Party, and to cause Novartis or a Third Party to have an independent certified public accounting firm (reasonably acceptable to Novartis) audit such Third Party's records on the same terms as those specified in Section 8.6.

                  9.4 Rights to Inactive Compounds. Except for any Novartis Compounds (which remain proprietary to Novartis), each of Novartis and, subject to Novartis's Patent rights, CombiChem shall have rights to make, have made, use, have used, sell, have sold, import and export Inactive Compounds or products containing Inactive Compounds. Specifically, each party shall be free to screen Inactive Compounds against any target other than the Collaboration Target. In the event that either Novartis or CombiChem shall develop, market and/or sell, or enter into a binding agreement with a Third Party to develop, market and/or sell, any product containing the Inactive Compound as an active ingredient, then the other Party hereto shall not be entitled to any payments, milestones, royalties, fees or compensation of any kind.


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                                      -15-

         10.      TERM AND TERMINATION OF THE AGREEMENT

                  10.1 Term. The term of this Agreement shall commence upon the Effective Date of this Agreement, and unless earlier terminated as provided in this Agreement, shall expire on August 31, 2000.

                  10.2 Termination by Novartis or CombiChem. If either Party materially breaches this Agreement and fails to remedy that breach within ninety
(90) days of receiving written notice thereof from the other Party, or enters into any arrangement of composition with its creditors or goes into liquidation, insolvency, bankruptcy, receivership or reorganization proceedings, whether voluntarily or compulsorily which is not dismissed within ninety (90) days, then the other Party may at any time, by notice in writing or by telefax, terminate this Agreement. Within ninety (90) days following termination for any Research Program and/or research related to any Collaboration Hit(s) under this Agreement, the RMC shall prepare a detailed, final written report to each Party, and CombiChem shall provide any remaining supply of compounds in synthesis to date to Novartis, for each Collaboration Hit(s) or Research Program being terminated.

                  10.3 After Termination. Any termination of this Agreement or the Research Program shall be without prejudice to the accrued rights of either party prior to the termination. In case of termination of this Agreement or the Research Program pursuant to Section 10.2 above, all milestone and royalty payments, license rights and confidentiality obligations set forth in Sections
8.3 and 8.4 and Articles 9, 11 and 12 shall survive any such termination.

                  10.4 Effect of Termination on Licensees. In the event of any termination of this Agreement pursuant to this Article 10 where such termination shall not have been caused by the action or inaction on the part of any respective licensee of Novartis or CombiChem, or by any breach by such licensee of its obligations under its license from Novartis or CombiChem, as appropriate, such termination of this Agreement shall be without prejudice to the rights of each non-breaching licensee and such licensee shall be deemed to be a direct licensee hereunder.

         11.      CONFIDENTIAL INFORMATION

                  11.1 Nondisclosure. During the term of this Agreement and for a period of five (5) years after termination thereof, each Party will maintain all Confidential Information in trust and confidence and will not disclose any Confidential Information to any third party or use any Confidential Information for any purpose except (i) as expressly authorized by this Agreement, (ii) as required by law or court order, after as much advance notice as is practical to the other Party, (iii) to its consultants, subcontractors or agents who need to know to accomplish the purposes of this Agreement and who are bound by equivalent written confidentiality obligations.


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                                      -16-

Each Party may use the other Party's Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information. Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information.

                  11.2 Exceptions. Confidential Information shall not include any information which the receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available; (b) is known by the receiving Party at the time of receiving such information, as evidenced by its records;
(c) is hereafter disclosed to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving Party without the aid, application or use of Confidential Information; or (e) is the subject of a written permission to disclose provided by the disclosing Party.

         12.      PUBLICATIONS AND PUBLIC STATEMENTS

                  12.1 Publications. Without affecting obligations under Article 11 above, neither Party shall publish any information with respect to Collaboration Compounds during the Exclusivity Period without the prior written permission of the other Party. Such permission shall be approved or disapproved within thirty (30) days of written request for permission unless the other Party requests additional time (not to exceed ninety (90) days) for the purpose of protecting its intellectual property position. Such permission shall not be unreasonably withheld. The Party proposing to publish such information shall give the other Party ninety (90) days prior written notice and an opportunity to review such manuscript in order to determine the patentability of the information contained therein.

                  12.2 Public Statements, Press Releases. Neither Party shall use the name of the other Party in any public statement, prospectus, annual report or other public communication (collectively "Public Statements") without the prior written approval of the other Party, which may not be unreasonably withheld or delayed; provided, however, that both Parties shall endeavor in good faith to give the other Party a minimum of twenty (20) business days to review such Public Statements; provided, further, that, upon approval of any such Public Statement, both Parties may disclose to Third Parties the information contained in such Public Statement without the further approval of the other. Neither Party shall use the name of the other Party in any press release without the prior written approval of the other Party, which may not be unreasonably withheld or delayed. With respect to any draft press release provided by CombiChem to Novartis twenty (20) business days prior to the appropriate and authoritative


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                                      -17-
management meeting of Novartis, Novartis shall endeavor in good faith to review such press release within five (5) business days following such management meeting. Notwithstanding the foregoing, if a Party does not approve any Public Statement or press release, the other Party may still use the name of the non-consenting Party in any Public Statement or press release without the prior written approval of such non-consenting Party, if the Party issuing such Public Statement or press release is advised by counsel that such disclosure is required to comply with applicable securities laws.

         13.      INDEMNIFICATION

                  13.1 EACH PARTY HEREBY AGREES TO SAVE, DEFEND AND HOLD THE OTHER PARTY AND ITS OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS AND AGENTS HARMLESS FROM AND AGAINST ANY AND ALL SUITS, CLAIMS, ACTIONS, DEMANDS, LIABILITIES, EXPENSES AND LOSSES, INCLUDING REASONABLE LEGAL EXPENSES AND ATTORNEYS' FEES ("LOSSES") RESULTING DIRECTLY OR INDIRECTLY FROM THE INDEMNIFYING PARTY'S ACTS OR OMISSIONS IN CONNECTION WITH THE MANUFACTURE, DEVELOPMENT, USE, HANDLING, STORAGE, SALE OR OTHER DISPOSITION OF CHEMICAL AGENTS, COLLABORATION COMPOUNDS, ACTIVE COMPOUNDS, DEVELOPMENT COMPOUNDS OR PRODUCTS BY SUCH PARTY, ITS AFFILIATES OR LICENSEES except to the extent such Losses result from the negligence, breach of this Agreement or willful misconduct of the Party claiming a right of indemnification under this Article 13.

                  13.2 Infringement

                           (a) Subject to Section 13.2(c) below, Novartis shall
hold CombiChem and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Third Party's Patent issued as of the Effective Date due to the performance by Novartis or its Affiliates of any activity contemplated hereunder, including, but not necessarily limited to, Novartis's responsibilities under Section 2.2 above, developing Products, and selling Products.

                           (b)  Subject to Section 13.2(c) below, CombiChem
shall hold Novartis and its officers, directors, employees, consultants, and agents harmless from and against any and all losses resulting from the infringement of any Third Party's Patent issued as of the Effective Date due to the performance by CombiChem of any activity contemplated hereunder, including, but not necessarily limited to, CombiChem's responsibilities under Section 2.1 above.


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

                           (c) The indemnity provided in Sections 13.2(a) and
13.2(b) above shall not apply where the loss is due to the breach by the indemnified Party of a warranty made in Article 19.

                  13.3 Procedures. If either Party (the "Indemnified Party") seeks indemnification under this Article 13, it shall inform the other Party (the "Indemnifying Party") of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle any claim brought against the Indemnified Party upon prior written consent, which shall not be unreasonably withheld), and shall give reasonable cooperation (at the expense of the Indemnifying Party) in the defense of such claim.

         14.      ASSIGNABILITY

                  This Agreement may not be assigned by either Party without the prior written consent of the other Party, not to be unreasonably withheld; provided, however, that either Party may assign this Agreement, in whole or in part, to an Affiliate or to a successor of a Party in connection with the merger, consolidation or sale of all or substantially all of such Party's assets or that portion of its business pertaining to the subject matter of this Agreement (and upon doing so will promptly notify the other Party in writing).

         15.      DISPUTE RESOLUTION PROCEDURES

                  15.1 Senior Executives Discussions. If a decision on a matter regarding the management of the Research Program as provided herein is not reached by the RMC, the dispute will be resolved as set forth in Article 6 above. If a dispute arises between CombiChem and Novartis with respect to matters other than the management of the Research Program, either during or after the Research Period, such dispute will be referred to the appropriate senior management in the area of the dispute. If such senior management are unable to resolve such dispute, such dispute will be referred to the Head of R&D Crop Protection of Novartis and the Chief Executive Officer of CombiChem. If such officers are unable to reach an agreement within thirty (30) days following the initiation of discussions between them, such dispute shall be settled by arbitration as described in Section 15.2 below.

                  15.2 Binding Arbitration. If the parties have not been able to resolve the dispute as provided in Section 15.1 above, the dispute shall be finally settled by binding arbitration. Any arbitration hereunder shall be conducted under the rules of the American Arbitration Association. If arbitration is demanded by Novartis, such arbitration shall take place in the City of Wilmington, Delaware, and if demanded by CombiChem, it shall take place in the City of New York, New York. The arbitration shall be conducted before three arbitrators chosen


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

according to the following procedure: each of the parties shall appoint one arbitrator and the two so nominated shall choose the third. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of thirty (30) days after their appointment, then the third arbitrator shall be appointed by the Court of Arbitration of the American Arbitration Association. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as they determine. The arbitral award (i) shall be final and binding upon the parties; and (ii) may be entered for enforcement of decision in any court of competent jurisdiction.

                  15.3 Injunctive Relief. Nothing contained in this Article 15 or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder before or during the pendency of arbitration proceedings.

         16.      NOTICES

                  Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to Novartis or CombiChem at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given only when an original has been received by either Party. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

         if to CombiChem, to:

                                       CombiChem, Inc.
                                       9050 Camino Santa Fe
                                       San Diego, California 92121
                                       Attention: President
                                       Fax number: (619) 530-9998

             with a copy to:

                                       Brobeck, Phleger & Harrison LLP
                                       550 South Hope Street, 21st Floor
                                       Los Angeles, California 90071
                                       Attention: Laurie A. Allen, Esq.
                                       Fax number: (213) 239-1324


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

                                       if to Novartis to:

                                       Novartis Crop Protection AG
                                       CH-4002, Basel
                                       Switzerland
                                       Attention: Head of Research and
                                                  Development
                                       Fax number:  011-41-61-6978457

             with a copy to:

                                       Legal Department Crop Protection
                                       Novartis Crop Protection AG
                                       CH-4002, Basel
                                       Switzerland
                                       Attention: Head of Legal Department
                                       Fax number:  011-41-61-6972665

         17.      SURVIVAL

                  The provisions of Sections 2.4, 5.1, 5.2, 5.3, 10.3, 10.4 and Articles 4, 8, 9, 11, 12, 13, 15, and this Article 17 shall survive termination of this Agreement in addition to those provisions which by their terms survive.

         18.      ADDITIONAL TERMS

                  18.1 Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereto and supersedes and replaces all previous negotiations, understandings, representations, writings and contract provisions and rights relating hereof.

                  18.2 Amendment; No Waiver. No provision of this Agreement may be amended, revoked or waived except by a writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any right or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.

                  18.3 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.


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

                  18.4 Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this Agreement.

                  18.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  18.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

                  18.7 Further Assurances. At any time and from time to time after the Effective Date, the Parties shall each do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, or assignments as may be reasonably required to carry out the transactions contemplated by this Agreement

         19.      REPRESENTATIONS AND WARRANTIES

                  19.1 Authorization. All action on the part of each of CombiChem, Novartis and their respective officers, and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of CombiChem and Novartis, respectively, hereunder has been taken.

                  19.2 Rights to Intellectual Property. Each Party warrants that it has the power to grant all of the rights granted and make such required assignments, and to assume all of the obligations required, under this Agreement. Under no circumstances does CombiChem warrant to Novartis that its rights in any Active Compound, Development Compound or Products are exclusive to the extent such Active Compound, Development Compound or Products may be covered under the patent claims of Third Parties wherein such claims are not the direct result of a collaboration between the Third Party and CombiChem.


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

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.




COMBICHEM, INC.                         NOVARTIS CROP PROTECTION AG

By:  [SIG]                              By:  [SIG]                 [SIG]
    -------------------------                -----------------------------------

                                             Head R&D
Its: President & CEO                    Its: Crop Protection       Legal Counsel
    -------------------------                -----------------------------------

                                   Appendix A

                           Milestones and Payments(1)
                                (in U.S. Dollars)

MILESTONES:                                    MILESTONE PAYMENT(2)
----------                                     -------------------
    ***                                                ***
    ***
    ***                                                ***
    ***                                                ***
    ***
    ***                                                ***
    ***                                                ***
                                                      ----
               Total                                   ***

-----------------

(1)  Paid in U.S. Dollars

(2)  ***

(3)  ***

(4)  ***

ROYALTIES:

Collaboration Compounds    ***
Derivatized Compounds      ***

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                                      -24-